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                         April 21, 1995




Laclede Gas Company
720 Olive Street
St. Louis, Missouri  63101

Dear Sirs:

              I am familiar with, and am rendering this opinion to you with respect to, the Registration Statement on Form S-3 (the "Registration Statement"), which Laclede Gas Company, a Missouri corporation (hereinafter called the "Company"), proposes to file with the Securities and Exchange Commission on or shortly after the date hereof under the Securities Act of 1933, as amended, regarding the registration of: (a) one million seven hundred and fifty thousand shares of the Company's Common Stock ($1.00 per share par value) to be issued and sold (hereinafter called the "Common Stock"); and (b) one million seven hundred and fifty thousand related Common Stock Purchase Rights to be attached to the Common Stock (the "Common Stock Purchase Rights"), which Common Stock Purchase Rights are to be issued in accordance with the terms of the Rights Agreement dated as of April 17, 1986 between the Company and The Boatmen's National Bank of St. Louis, Rights Agent (the "Rights Agreement"); and which Common Stock issuance and sale and Common Stock Purchase Rights issuance were the subject of certain Resolutions of the Company's Board of Directors dated March 23, 1995 (the "Resolutions").

              In connection with this opinion, I, or attorneys under my supervision, have examined such documents, legal opinions and precedents, corporate and other records of the Company and certificates of public officials and officers of the Company as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In this examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted as original documents and the con-formity to original documents of all documents submitted as certified or photostatic copies.

              On the basis of the foregoing, I am of the opinion that:

                     1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Missouri.



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Laclede Gas Company
April 21, 1995
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                     2.    Upon: (a) the effectiveness of the Registration
              Statement; (b) the effectiveness of an Order to be issued by the Missouri Public Service Commission authorizing the Company to issue and sell the Common Stock; and (c) the Company's Board of Directors having taken further action approving the issuance and sale of the Common Stock, as provided for by the Resolutions; the issuance and sale of the Common Stock will have been duly authorized by all necessary corporate action on the part of the Company, and, upon such issuance, and following receipt by the Company of the consideration for such Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

                     3. Upon: (a) the effectiveness of the Registration Statement; (b) the effectiveness of an Order to be issued by the Missouri Public Service Commission authorizing the issuance of the Common Stock Purchase Rights; and (c) the Company's Board of Directors having taken further action approving the issuance of the Common Stock, as provided for by the Resolutions (which Common Stock shall be accompanied by the related Common Stock Purchase Rights); the issuance of the Common Stock Purchase Rights in accordance with the Rights Agreement will have been duly authorized by all necessary corporate action on the part of the Company, and the Common Stock Purchase Rights, upon the issuance of the related Common Stock (following the Company's receipt of the consideration for such Common Stock), will be legally issued and will be valid and binding obligations of the Company.

              I am a member of the Missouri Bar and, in rendering this opinion, I am not holding myself out as an expert on the laws of any other state.

              I hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement, and I also consent to such references to me as may be made in the Registration Statement, as it may be amended, and in the prospectus relating to the Common Stock and Common Stock Purchase Rights.

                                            Very truly yours,


                                            Gerald T. McNeive, Jr.
                                            Gerald T. McNeive, Jr.

GTM:af